UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Yahoo! Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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On June 11, 2008, Yahoo! Inc. (the “Company”) posted certain proxy and annual meeting materials on its website at http://yhoo.client.shareholder.com/proxy/ (the “Annual Meeting Website”). The Company has also posted a link to its Annual Meeting Website on each of the following Company websites: Company Information home page (http://info.yahoo.com/); Investor Relations home page (http://yhoo.client.shareholder.com or http://www.yahoo.com/info/investor/); Investor Events — Stockholder Meeting on Investor Relations home page (http://yhoo.client.shareholder.com/events.cfm?CalendarID=4); Press Room home page (http://yhoo.client.shareholder.com/press/) and on the Company’s corporate blog, “Yodel Anecdotal”, (www.ycorpblog.com). The Company may also in the future post a link to its Annual Meeting Website on its home page at http://www.yahoo.com.
The following are excerpts of text from the Annual Meeting Website:
HOME
Yahoo!’s 2008 annual meeting of stockholders will be held on Friday, August 1, 2008 at 10:00 a.m., local time, at The Fairmont San Jose, located at 170 South Market Street, San Jose, California.
The vote you will cast for directors at Yahoo!’s annual meeting is the most important for stockholders in our history.
We believe that the reelection of our current board is in the best interests of Yahoo!’s stockholders. Under the leadership of the current board and management team we are executing on our strategy to create value and that strategy is gaining traction. Yahoo!’s board is focused on one central goal: how best to maximize stockholder value and we ask you to vote for our slate of highly qualified and capable directors standing for reelection.
We Urge You To Act Now To Protect Your Investment By Rejecting Mr. Icahn’s Slate And By Voting For Our Board Today, By Telephone, Internet, Or By Signing, Dating, And Returning The WHITE Proxy Card or WHITE Voting Instruction Form.
Our current board has the independence, the experience, the knowledge, and the commitment to navigate the company through the rapidly-changing Internet environment, execute on our initiatives to capitalize on the fast-growing online advertising market and to deliver value for Yahoo! and its stockholders.
The future of Yahoo! and the value of your investment are in your hands. We ask you to vote for your highly qualified and dedicated directors today. If you have questions about voting your shares, please call MacKenzie Partners, Inc. Toll-Free at (800) 322-2885.
Yahoo!’s Board of Directors recommends that you vote your shares:
•	“FOR ALL” of the Board’s following nominees for director:
Roy J. Bostock
Ronald W. Burkle
Eric Hippeau

Vyomesh Joshi
Arthur H. Kern
Robert A. Kotick
Mary Agnes Wilderotter
Gary L. Wilson
Jerry Yang
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2); and
•	“AGAINST” each of the three proposals submitted by stockholders as described in Yahoo!’s proxy statement (Proposal Nos. 3 through 5).
IMPORTANT
We urge you NOT to sign or return any Gold proxy card sent to you by Mr. Icahn or his associates. If you have already done so, you have the legal right to change your vote by using the WHITE proxy card or Voting Instruction Form to vote TODAY- by telephone, by Internet, or by signing, dating and returning the WHITE proxy card or WHITE Voting Instruction Form in the postage-paid envelope provided as part of the proxy materials.
IMPORTANT INFORMATION
On June 9, 2008, Yahoo! Inc. filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders. Stockholders are strongly advised to read Yahoo!’s 2008 definitive proxy statement and other documents filed by Yahoo! with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or on the Company SEC filings section of this website available here: Company SEC Filings (http://yhoo.client.shareholder.com/proxy/sec.cfm).
If you have any questions or require any assistance with voting your shares, please contact:
MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: yahoo@mackenziepartners.com
BOARD OF DIRECTORS
Roy Bostock
Chairman, Yahoo! Inc.
Chairman, Northwest Airlines Corporation
Chairman, The Partnership for a Drug Free America

Mr. Bostock has served as Chairman of the Board since January 2008 and has been a member of the Board of Directors since May 2003. He has served as Chairman of the Board of Northwest Airlines Corporation, the parent of Northwest Airlines, Inc., since May 2007, as a principal of Sealedge Investments, LLC, a diversified private investment company, since 2002 and as Chairman of the Board of The Partnership for a Drug-Free America, a not-for-profit corporation creating advertising to reduce the use of illicit drugs in the United States, since October 2002. He also served as the Chairman of the Board of the Committee for Economic Development, a Washington, D.C.-based public policy group, from 2002 to 2005. Mr. Bostock served as Chairman of the Board of BCom3 Group, Inc., a global advertising agency group (now part of Publicis Groupe S.A.), from January 2000 to mid 2001. From July 1990 to January 2000, Mr. Bostock served as Chairman and Chief Executive Officer of D’Arcy Masius Benton & Bowles, Inc., an advertising and marketing services firm, and its successor company, The MacManus Group, Inc. Mr. Bostock also serves as a director of Morgan Stanley. Mr. Bostock holds a Bachelor’s degree from Duke University and an M.B.A. from Harvard University.
Ron Burkle
Founder and Managing Partner, The Yucaipa Companies
Mr. Burkle has served as a member of the Board of Directors since November 2001. Mr. Burkle is Managing Partner of The Yucaipa Companies, a private investment firm, which he founded in 1986. Mr. Burkle has served as Chairman of the Board and controlling shareholder of numerous companies including Alliance Entertainment, a distributor of music, movies and game software, Golden State Foods, and supermarket chains Dominick’s, Fred Meyer, Ralphs and Food4Less. Mr. Burkle is Co-Chairman of the Burkle Center for International Relations at UCLA and is currently a trustee of the Carter Center, the National Urban League, Frank Lloyd Wright Conservancy and AIDS Project Los Angeles. Mr. Burkle also serves as a director of Occidental Petroleum Corp. and KB Home Corporation.
Eric Hippeau
Managing Partner, SOFTBANK Capital
Mr. Hippeau has served as a member of the Board of Directors since January 1996. Mr. Hippeau has been a Managing Partner of SOFTBANK Capital, a technology oriented venture capital firm, since 2000. Before joining SOFTBANK Capital, from 1993 to 2000, Mr. Hippeau served as Chairman and CEO of Ziff-Davis, Inc., an integrated media and marketing services company serving the technology community. Mr. Hippeau joined Ziff-Davis, Inc. in 1989 as Publisher of PC Magazine and held several senior executive positions before becoming Chairman and CEO. Mr. Hippeau also serves as a director of a number of private technology companies and of Starwood Hotels and Resorts WorldWide, Inc.
Vyomesh Joshi
Executive Vice President, Imaging and Printing Group, Hewlett-Packard Company
Mr. Joshi has served as a member of the Board of Directors since July 2005. Mr. Joshi was elected Executive Vice President of the Imaging and Printing Group at Hewlett-Packard Company (“HP”) in 2002 after serving as Vice President since January 2001. Mr. Joshi also served as Chairman of

Phogenix Imaging LLC, a joint venture between HP and Eastman Kodak Company, from 2000 until May 2003. Prior to that, Mr. Joshi was Vice President and General Manager of Inkjet Systems. Mr. Joshi holds a Master’s degree in electrical engineering from Ohio State University.
Arthur Kern
Investor
Chairman, American Media Management, Inc.
Mr. Kern has served as a member of the Board of Directors since January 1996. Mr. Kern has been an investor in several media and marketing companies and has served as Chairman of the Board of American Media Management, Inc. since December 1990. Mr. Kern was also co-founder and Chief Executive Officer of American Media, Inc., a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications, Inc.) in October 1994. Mr. Kern is a member of the Board of Directors of the UCSF Foundation, the Yale University Development Board, and the Prostate Cancer Foundation and is a trustee of the Environmental Defense Fund. Mr. Kern holds a Bachelor’s degree from Yale University.
Robert Kotick
Chairman and Chief Executive Officer of Activision, Inc.
Mr. Kotick has served as a member of the Board of Directors since March 2003. Since February 1991, Mr. Kotick has been the Chairman and Chief Executive Officer of Activision, Inc., a publisher of interactive entertainment software products. Mr. Kotick also serves as a trustee for the Center for Early Education, as a member of the Board of Directors of the Tony Hawk Foundation and as Chairman of the Committee of Trustees of the Los Angeles County Museum of Art.
Maggie Wilderotter
Chairman and Chief Executive Officer, Citizens Communications Company
Mrs. Wilderotter has served as a member of the Board of Directors since July 2007. She has served as Chairman of the Board of Citizens Communications Company since December 2005 and as Chief Executive Officer and President and as a director since November 2004. From February 2004 to November 2004, Mrs. Wilderotter was Senior Vice President of World Wide Public Sector at Microsoft Corporation, and from November 2002 to February 2004, she was Microsoft’s Senior Vice President, Business Strategy. From 1997 to 2002, she served as President, Chief Executive Officer and director of Wink Communications, Inc., an interactive television technology company. From 1995 to 1997, Ms. Wilderotter was the Executive Vice President of National Operations and of Wireless Communication Services in the United States at AT&T Wireless. From 1991 to 1995, Ms. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. and also served as McCaw’s Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T’s acquisition of McCaw. Mrs. Wilderotter also serves as a director of Tribune Company, a media company operating businesses in broadcasting, publishing and on the Internet, and Xerox Corporation. Mrs. Wilderotter holds a Bachelor’s degree from The College of the Holy Cross.
Gary Wilson
Private Investor
Mr. Wilson has served as a member of the Board of Directors since November 2001. Mr. Wilson served as Chairman of the Board of Northwest Airlines Corporation (“Northwest”), the parent of Northwest Airlines, Inc., from April 1997 to May 2007 and as Co-Chairman of the Board of Northwest from 1991 to 1997. He also served as Executive Vice President and Chief Financial Officer of the Walt Disney Company from 1985 to 1989. Prior to that time, Mr. Wilson served for 11 years in various executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson is currently a Trustee Emeritus of Duke University, a member of the Board of Overseers of the Keck School of Medicine of the University of Southern California, a member of the NCAA Leadership Advisory Board and a member of the Board of Directors of Millennium Promise. Mr. Wilson serves as a director of CB Richard Ellis Group, Inc. Mr. Wilson holds a Bachelor’s degree from Duke University and an M.B.A. from the Wharton Graduate School of Business.
Jerry Yang
CEO and Chief Yahoo
Jerry Yang, a Taiwanese native raised in San Jose, Calif., co-created the Yahoo! Internet navigational guide in April 1994 with David Filo and co-founded Yahoo! Inc. in April 1995. He was appointed chief executive officer of the company in June 2007. Mr. Yang, a leading force in the Internet media industry, has been instrumental in building Yahoo! into the world’s most highly trafficked Web site and one of the world’s most recognized brands. Since the company’s founding, Mr. Yang has been a key member of the executive management team. His focus at Yahoo! over the years has included corporate strategy, Yahoo!’s technology vision, strategic business partnerships and international joint ventures, and recruiting key talent. In addition to serving on the Yahoo! Board of Directors, Mr. Yang currently serves on the board of directors of Cisco Systems, Yahoo! Japan, and Alibaba Group Holding Ltd., and is also on the Stanford University Board of Trustees. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University and is currently on a leave of absence from Stanford’s electrical engineering Ph.D. program.
MEETING LOGISTICS
Yahoo! 2008 Annual Meeting
Date: August 1, 2008
Time: 10:00am PT
Location: The Fairmont of San Jose, 170 South Market Street, San Jose, CA
In order to attend the annual meeting, you must be a stockholder of record or a beneficial owner as of the close of business on June 3, 2008, or hold a valid proxy for the annual meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the annual meeting.
You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Yahoo! common stock as of the record date, a copy of the WHITE voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission.
If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.
If you have any questions or require any assistance with voting your shares, please contact:
MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: yahoo@mackenziepartners.com

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